SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   May 16, 2000

                          Ben & Jerry's Homemade, Inc.
             (Exact name of registrant as specified in its charter)


       Vermont                   0-13544                03-0267543
(State or Other Jurisdiction   (Commission     (IRS Employer Identification No.)
    of Incorporation)           File Number)



            30 Community Drive, South Burlington, Vermont 05403-6828

               (Address of principal executive offices) (Zip Code)



Registrant's telephone number:  (802) 846-1500



                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 1.  Changes in Control of Registrant
         --------------------------------

     On May 16, 2000, Vermont All Natural Expansion Company, a Vermont corporation (the "Purchaser") and a wholly-owned subsidiary of Conopco, Inc., a New York corporation ("Conopco"), which is indirectly owned 75% by Unilever
N.V., a company organized under the laws of The Netherlands ("Unilever"), accepted for payment at a price of $43.60 per share 5,718,650 shares of the Registrant's Class A Common Stock, $.033 par value per share ("Class A Common Stock") and 714,003 shares of the Registrant's Class B Common Stock, $.033 par value per share ("Class B Common Stock" and together with Class A Common Stock, the "Shares"), which were validly tendered and not properly withdrawn pursuant to a tender offer commenced on April 18, 2000 by the Purchaser (the "Tender Offer"). Such number of shares equaled approximately 89% of the Registrant's outstanding Class A Common Stock and approximately 90% of the Registrant's outstanding Class B Common Stock. The Tender Offer expired at 12:00 midnight, New York City time, on Monday, May 15, 2000.

     On May 18, 2000, the Purchaser accepted for payment 172,619 additional shares of Class A Common Stock and 16,672 additional shares of Class B Common Stock tendered pursuant to Notices of Guaranteed Delivery.

     The Tender Offer was made pursuant to an Agreement and Plan of Merger, dated as of April 11, 2000 (the "Merger Agreement"), among Conopco, the Purchaser and the Registrant. The Merger Agreement provides that, following the consummation of the Tender Offer and satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the Vermont Business Corporation Act (the "VBCA"), the Purchaser will be merged with and into the Registrant (the "Merger"), the Registrant will be the surviving corporation (the "Surviving Corporation") and the Surviving Corporation will be a wholly owned subsidiary of Conopco. Conopco has indicated its intent to acquire all remaining untendered Shares in the Merger at $43.60 per share in cash.

     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding Share (other than Shares held by the Registrant, Conopco or the Purchaser or a subsidiary of the Registrant or Conopco, and shares held by shareholders, if any, who are entitled to and who properly exercise dissenters' rights under Section 13 of the VBCA) will be canceled and converted into the right to receive $43.60 per share in cash, without interest thereon. The Registrant's Board of Directors (the "Board") has previously approved the Merger and the Merger Agreement. The Merger requires shareholder approval of the Registrant. However, as a result of the Tender Offer, the affirmative vote of shareholders of the Registrant, other than the Purchaser, is not required to approve the Merger.


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Source of Funds
---------------

     The Purchaser has advised the Registrant that the source of funds for the Tender Offer, Merger and related fees and expenses will come from intercompany loans of available cash from and proceeds of sale of commercial paper by Unilever, Unilever PLC and their subsidiaries. The Purchaser has further advised the Registrant that the total amount of funds required by the Purchaser to purchase the Shares pursuant to the Tender Offer and to pay related fees and expenses was approximately $281 million. Approximately $8.3 million will be required to purchase the Shares delivered pursuant to Notices of Guaranteed Delivery.

Officers and Directors of the Registrant
----------------------------------------

     The Merger Agreement provides that promptly upon the acceptance for payment of, and the payment by the Purchaser for, any Shares pursuant to the Tender Offer, Conopco will be entitled to designate a majority of the members (the "Conopco Designees") of the Board.

     The Merger Agreement provides further that the Registrant will, upon request of the Purchaser, promptly increase the size of the Board or exercise its best efforts to secure the resignations of such number of directors, or both, as is necessary to enable the Conopco Designees to be elected to the Board and, subject to Section 14(f) of the Securities Exchange Act and Rule 14f-1 promulgated thereunder, will cause the Conopco Designees to be so elected.

     Notwithstanding the foregoing, there will be until the effective time of the Merger at least three members of the Board who were directors on the date of the Merger Agreement and who are not officers of the Registrant or successors selected by such non-officer directors.

     On May 10, 2000, at a meeting of the Board: (i) the size of the Board was increased from eight directors to twelve directors; (ii) the Registrant accepted the resignations of the following directors: Jerry Greenfield, Henry Morgan and Perry D. Odak; and (iii) the following seven Conopco Designees were elected to the Board: Peter J. Allcox, Thomas H. Floyd, Richard A. Goldstein, A. Peter Harwich, Mart Laius, Ronald M. Soiefer and Eric Walsh, in each case effective upon the date of the acceptance for payment of, and the payment by the Purchaser for, any Shares pursuant to the Tender Offer.

ITEM 5.  Other Events
         ------------

Conversion of Class B Common Stock
----------------------------------

     Pursuant to the Merger Agreement, on May 15, 2000, the Registrant caused its transfer agent to mail a notice dated May 15, 2000, to all holders of record of shares of Class B Common Stock, which specified that, in accordance with the Articles of Association of the Registrant, all shares of Class B Common Stock will be automatically converted into shares of Class A Common Stock effective as of May 25, 2000. From and after May 25, 2000, each outstanding share of Class B Common Stock will automatically be deemed to be a share of Class A Common Stock for all purposes and certificates for shares of Class B Common Stock will represent shares of Class A Common Stock.


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Redemption of Class A Preferred Stock
-------------------------------------

     On May 15, 2000, the Registrant, pursuant to the Merger Agreement, delivered notice to The Ben & Jerry's Foundation, Inc., the sole holder of shares of the Registrant's $1.20 Class A Preferred Stock, par value $1.00 per share (the "Class A Preferred Stock"), which specified that, in accordance with the Articles of Association of the Registrant and the vote of the Board, all shares of the Class A Preferred Stock would be redeemed at a redemption price of $43.60 per share of the Class A Preferred Stock. Such redemption has been completed.

Inter-Company Loan
------------------

     On May 17, 2000, the Registrant and Unilever entered into a five year intercompany facility agreement (the "Facility"). Under the Facility, the Registrant will borrow (or lend) funds to satisfy cash shortfalls (or surpluses) from operational activities of business and Conopco will end (or borrow) to
(from) the Registrant. Pursuant to the terms of the Facility, both the Registrant and Conopco have the option to call or put the outstanding balance plus accrued interest at any time. Interest under the Facility will be calculated by applying Conopco's average cost of funds for the fiscal month to Registrant's average deficit (or surplus) balance during the same fiscal month.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

(c)      Exhibits:
---      --------

     1. Notice of Automatic Conversion of Class B Common Stock into Class A Common Stock dated May 15, 2000.

     2.   Notice of  Redemption  of $1.20 Class A Preferred  Stock dated May 15,
          2000.

     3. Agreement and Plan of Merger, dated as of April 11, 2000, among Conopco, the Purchaser and the Registrant (incorporated by reference to Exhibit (e)(1) to the Registrant's Schedule 14D-9 filed on April 18, 2000).

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               BEN & JERRY'S HOMEMADE, INC.


Date:  May 22, 2000                            By:/s/ Frances G. Rathke
                                                  -------------------------
                                                  Name: Frances G. Rathke
                                                  Title:Chief Financial Officer

                                  EXHIBIT INDEX


     The following designated exhibits are filed herewith:

     99.1. Notice of Automatic Conversion of Class B Common Stock into Class A Common Stock dated May 15, 2000.

     99.2. Notice of Redemption of $1.20 Class A Preferred Stock dated May 15, 2000.